SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

.

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2012

AARON’S, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2012, Aaron’s, Inc. (the “Company”) announced that its founder and executive Chairman, Mr. R. Charles Loudermilk, Sr., age 85, was retiring from the Company after 57 years of service. Mr. Loudermilk was Chief Executive Officer of the Company from its establishment in 1955 until 2008. Mr. Loudermilk will retire from employment and resign as a member of the Company’s Board of Directors effective September 14, 2012 (the “Retirement Date”). He will be named Chairman Emeritus of the Company.

In connection with his retirement, Mr. Loudermilk and the Company entered into a Retirement Agreement, effective as of the Retirement Date (the “Retirement Agreement”). The Retirement Agreement provides that Mr. Loudermilk will receive: (i) retirement pay of $1,500,000 per year for five years, payable to Mr. Loudermilk or his beneficiaries in the event of his earlier death; (ii) a 2012 performance-based annual bonus prorated for Mr. Loudermilk’s period of employment in 2012, such bonus to be calculated and payable at the same time as annual bonuses payable to other executive officers pursuant to the Company’s Executive Bonus Plan; (iii) immediate vesting of all outstanding stock options and restricted stock units previously granted and unvested as of the Retirement Date; (iv) continued use of Company airplanes for five years, up to forty hours per year; (v) monthly payments of $2,500 to defray the cost of office space for his personal use and provision by the Company of part-time administrative support, each for five years; (vi) post-retirement health benefits; and (vii) title to a Company-owned vehicle currently used by Mr. Loudermilk.

The Company has additionally agreed, if requested by Mr. Loudermilk, to register Mr. Loudermilk’s shares of Company common stock for resale from time to time with the Securities and Exchange Commission (“SEC”) for a period of five years. Mr. Loudermilk has agreed to extend the Company a right of first refusal for five years with respect to sales of his shares of Company common stock of $10 million or more, other than public market sales, SEC-registered sales, stock pledges or gifts or estate planning transfers. The Retirement Agreement includes customary confidentiality, non-solicitation, non-disparagement, non-competition and release provisions, and a five-year “standstill” provision whereby Mr. Loudermilk has agreed to refrain from various actions with respect to influencing or changing the Board of Directors or management of the Company, or effecting a change of control of the Company or similar extraordinary transactions.

The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on August 27, 2012 announcing the retirement of Mr. Loudermilk. The press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Retirement Agreement between Aaron’s, Inc. and R. Charles Loudermilk, Sr., dated August 24, 2012.

99.1	Press Release of the Company regarding Chairman Retirement, dated August 27, 2012.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President and Chief Financial
Date: August 30, 2012		Officer

3

Exhibit Index

Exhibit No.	Description
10.1	Retirement Agreement between Aaron’s, Inc. and R. Charles Loudermilk, Sr., dated August 24, 2012.

99.1	Press Release of the Company regarding Chairman Retirement, dated August 27, 2012.